EXHIBIT 23.2

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this year end Audited Consolidated Financial Statement issued on March 31, 2011, relating to the financial statements of Power of the Dream Ventures, Inc. (formerly TIA V, Inc.) as of December 31, 2010 for year then ended.

Dated: March 31, 2011.  Budapest, Hungary

/s/ Ferenc Baumgartner	/s/ Andras Nagy
Ferenc Baumgartner	Andras Nagy
General Manager	Registered Auditor
BDO Forte Audit Ltd.	BDO Forte Audit Ltd.